Filed pursuant to Rule 424(b)(5)
Registration No. 333-156571

Prospectus Supplement
(to Prospectus dated January 5, 2009)

PARKERVISION, INC.

2,156,600 Units
Each Unit Consisting of
One Share of Common Stock and
Two-Tenths of a Warrant, Each to Purchase One Share of Common Stock

We are offering 2,156,600 units, each of which consists of one share of our common stock, par value $.01 per share, and two-tenths of a warrant, each to purchase one share of our common stock at an exercise price of $1.875 per share.  The units are being offered at a per unit price of $1.875.  No units will be issued, however, and purchasers will receive only shares of common stock and warrants.  The common stock and the warrants may be transferred separately immediately upon issuance.

We have granted Roth Capital Partners, LLC, the underwriter for the offering, a 30-day option to purchase up to 323,490 additional units solely to cover over-allotments, if any.

Concurrently with this offering, we are also making the following offerings under our shelf registration statement (Registration No. 333-156571).  Pursuant to a separate prospectus supplement, we are offering, on a firm commitment basis through Roth Capital Partners, LLC acting as underwriter, 3,484,309 shares of common stock at a public offering price of $1.665 per share.  This offering is referred to in this prospectus as the common stock offering.  In addition, pursuant to a separate prospectus supplement, we are offering 354,054 shares of common stock directly to the Parker Family Trust, for the benefit of the dependents of Jeffrey L. Parker, our chairman of the board and chief executive officer, and Papken der Torossian and Robert G. Sterne, each a director of ours, at a price of $1.85 per share.  This offering is referred to in this prospectus as the management offering.  The offering of the units contemplated hereby is conditioned on the simultaneous consummation of the common stock offering and the management offering.

Our common stock is traded on the NASDAQ Global Market under the symbol “PRKR.”  On February 25, 2009, the last reported sale price of our common stock was $1.85 per share.  There is presently no public market for our warrants and we do not expect that any such market will develop for the warrants.

	Per unit	Total amount
Public offering price	$1.875	$4,043,625
Underwriting discount (1)	$0.15	$323,490
Proceeds to us, before offering expenses	$1.725	$3,720,135
___________________

(1)
We have also agreed to reimburse Roth Capital Partners LLC for certain out of pocket expenses incurred by it up to an aggregate of $75,000 with respect to this offering, the common stock offering and the management offering.

Investing in our securities involves a high degree of risk.  See the section entitled “Risk Factors” appearing on page S-4 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement.  Any representation to the contrary is a criminal offense.

We are offering the units for sale on a firm-commitment basis.  Roth Capital Partners, LLC is acting as the underwriter in connection with this offering.  The delivery of the shares of common stock and warrants to the purchasers is expected to occur on or about March 3, 2009.

The date of this prospectus supplement is February 26, 2009

Roth Capital Partners

TABLE OF CONTENTS

PROSPECTUS SUMMARY	S-1
RISK FACTORS	S-4
NOTE ON FORWARD-LOOKING STATEMENTS	S-5
USE OF PROCEEDS	S-6
DILUTION	S-6
DESCRIPTION OF COMMON STOCK	S-7
DESCRIPTION OF WARRANTS	S-7
UNDERWRITING	S-9
WHERE YOU CAN FIND MORE INFORMATION	S-11

______________________________

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.

______________________________

i

PROSPECTUS SUMMARY

About This Prospectus Supplement

This prospectus supplement and the accompanying base prospectus are part of a registration statement on Form S-3 (Registration No. 333-156571) that we filed with the Securities and Exchange Commission using a “shelf” registration process.  Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in the base prospectus in one or more offerings with a maximum aggregate offering price of up to $25,000,000.  The base prospectus provides you with a general description of us and the securities we may offer, some of which may not apply to this offering.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  A prospectus supplement may also add, update or change information contained in the base prospectus.

This prospectus supplement provides specific details regarding this offering of 2,156,600 units, comprised of one share of common stock and two-tenths of a warrant, each to purchase one share of common stock, including the purchase price per unit.  To the extent there is a conflict between the information contained in this prospectus supplement and the base prospectus, you should rely on the information in this prospectus supplement.  This prospectus supplement, the base prospectus and the documents we incorporate by reference herein and therein include important information about us and our common stock, and other information you should know before investing.  You should read both this prospectus supplement and the base prospectus, together with the additional information described below under the heading “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus supplement or the base prospectus is accurate as of any date other than the date on the front cover of the respective documents.  You should not assume that the information contained in the documents incorporated by reference in this prospectus supplement or the base prospectus is accurate as of any date other than the respective dates of those documents.  Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus supplement to “ParkerVision,” “we,” “us” and “our” refer to ParkerVision, Inc., a Florida corporation.

Company Summary

General

We operate in the business of wireless technologies and products.  We are in the business of designing, developing and marketing our proprietary wireless radio frequency (“RF”) technologies for use in semiconductor circuits for wireless radio applications. Our primary business strategy is to license our technologies to chip suppliers and/or mobile handset manufacturers for the incorporation of our technologies into mobile handsets; however, we will also produce integrated circuits on a build-to-order basis for customers under supply agreements.  In addition, we have, from time to time, explored licensing and other opportunities outside the cellular industry to the extent that the applications are synergistic with our current development efforts.

We were incorporated under the laws of the State of Florida on August 22, 1989.  Our executive offices are located at 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.  Our telephone number is (904) 737-1367.

Initial Customer Agreements

In 2007 and 2008, we entered into three agreements for the incorporation of our technologies into RF products.

In May 2007, we executed an Engineering Services Agreement and a Licensing Agreement with ITT Corporation (“ITT”) for the design and use of our Direct2Power™, or d2p™, technology in applications worldwide. Under the agreements, we will be paid royalties on a per unit basis for products sold by ITT that incorporate our d2p technology. We are also providing engineering consulting and design services to ITT on a time and materials basis, as requested, for the development of products using our technology.

In December 2007, we entered into a Licensing and Engineering Services Agreement with a mobile handset chip supplier for the design and use of our d2p™ and our Direct2Data™, or d2d™, technologies in chipsets initially targeted for the 3G mobile handset market worldwide. Under the terms of the agreement, we will be paid royalties on a per unit basis for chipsets sold which incorporate one or both of our RF technologies.

In December 2008, we entered into a product and market development agreement with LG Innotek Co., Ltd. (“LGIT”), a division of LG Group.  Under the terms of the agreement, we and LGIT will work cooperatively to develop and market LGIT RF System-In-Package modules that incorporate ParkerVision’s patented RF integrated circuits for the reception, transmission and power amplification of RF carrier signals.  ParkerVision will supply LGIT with integrated circuits as tested, unpackaged dies under a supply agreement between the parties, the terms of which will be finalized as part of the program plan.  LGIT intends to sell the RF modules to existing and new customers for commercial HEDGE mobile handset and datacard applications.  HEDGE applications incorporate support for GSM, EDGE, WCDMA, and HSPA waveform standards, addressing 3G as well as legacy 2G and 2.5G applications.

Wireless Technologies

Our wireless technologies represent unique, proprietary methods for processing RF waveforms in wireless applications. The technology applies to the transmit (baseband data to an RF carrier signal) and receive (RF carrier signal to baseband data) functions of a radio transceiver. The transmit portion of the technology is called Direct2Power™, or d2p, and enables the transformation of a digital baseband signal to an RF carrier waveform, at the desired power output level, in a single unified operation. The receiver portion of the technology is called Direct2Data™, or d2d, and enables the direct conversion of an RF carrier to baseband data signal.

In the second half of 2005, we began educating prospective customers about the benefits of our technologies, with a focus on our d2p transmit technology. In 2006, we completed our first d2p integrated circuit (“IC”) which embodied many of the advancements of our technology and enabled us to begin demonstrating partially integrated prototypes. Throughout 2006 and 2007, we continued to further advance our prototype ICs while cultivating potential customer relationships. Our sales-related activities from 2006 to 2008 included prototype demonstrations of our increasingly integrated d2p platform, support of in-depth technical due-diligence by prospective customers, analysis of prospective customer product plans, delivery of initial proposals and terms, and, ultimately, negotiations of proposed business relationships. Our initial target customer base was limited to top tier mobile handset manufacturers. However, in 2006 and increasingly in 2007, mobile handset manufacturers were shifting RF innovation and developments to their chipset providers. Accordingly, we expanded our target customer base to include not only the mobile handset manufacturers, but also their component suppliers. In addition, we expanded our market awareness campaign to include network providers who are significant influencers to the OEMs in the mobile handset industry.

Although our primary target market is the mobile handset industry, we have explored potential relationships outside this target market to the extent that the requirements of the prospective customers are in concert with the needs of our primary target market. This exploration resulted in our first license agreement, with ITT Corporation in May 2007.  Subsequently, in December 2007 and December 2008, we entered into agreements for the development of products incorporating our technology with customers in our primary target market.

To date, we have generated no royalty revenue from licensing of our wireless RF technologies. Our ability to generate revenues sufficient to offset costs is subject to our ability to successfully support our customers in completing their initial product designs incorporating our technologies and expand our market opportunities through additional product offerings with our current customers and/or the addition of new customers such that we are able to secure a reasonable share of the market. We believe our technology has substantial advantages over competing technologies, especially in the third generation, or 3G, mobile handset market and generations that are likely to evolve beyond 3G, such as 4G mobile handset standards and applications.

Our unique technologies process the RF waveform in a more optimal manner than existing technologies, thereby allowing OEMs to create handsets that have extended battery life, more easily incorporate multiple air interface standards and frequencies in smaller form factors, and reduce manufacturing costs. Our technologies provide such attractive benefits, in part, because of the unique integrated circuit architecture which enables efficient digital circuit processing, eliminating many of the limitations of legacy analog processing.

Patents

We consider our intellectual property, including patents, patent applications, trademarks, and trade secrets to be significant to our competitive positioning. We have a program to file applications for and obtain patents, copyrights, and trademarks in the United States and in selected foreign countries where we believe filing for such protection is appropriate to establish and maintain our proprietary rights in our technology and products. As of December 31, 2008, we have obtained 78 U.S. and 54 foreign patents related to our RF technologies and have approximately 92 patent applications pending in the United States and other countries. Over the last year, our patents have been issuing at a rate of approximately five new patents each quarter. We estimate the economic lives of our patents to be fifteen to twenty years.

The Offering

Units offered	Units, each comprised of one share of common stock and two-tenths of a warrant

Common stock:

Common stock included in units	2,156,600 shares

Common Stock issuable upon exercise of warrants included in units	431,320 shares

Common stock to be outstanding after this offering, the common stock offering and the management offering (1)(2)	32,728,408 shares

Warrants included in units	431,320 warrants

Warrant exercise price and term:	Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.875 per share, commencing on March 3, 2009 and expiring on March 3, 2014.

Use of proceeds:
We intend to use the net proceeds from this offering, the common stock offering and the management offering to fund working capital and for other general corporate purposes, including funding our research and our sales and marketing activities.  See the section entitled “Use of Proceeds” on page S-6.

NASDAQ Global Market symbol for our common stock:	PRKR

(1)
Based on 26,733,445 shares of common stock outstanding as of February 25, 2009 and assuming the issuance of 5,994,963 shares of common stock pursuant to the unit offering, the common stock offering and the management offering.  Excludes 6,222,741 shares of common stock subject to warrants, options and restricted stock units outstanding as of February 25, 2009 and 431,320 shares of common stock subject to the warrants to be issued in the unit offering.

(2)	Assumes no exercise of any over-allotment option granted to the underwriter pursuant to this offering or the common stock offering.

RISK FACTORS

Any investment in our securities involves a high degree of risk.  You should carefully consider all of the material risks described below before you decide to invest in our company.

Potential investors are also urged to read and consider the risk factors relating to an investment in our company set forth in the accompanying base prospectus and in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2007 and the quarterly report on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

If we receive a “going concern” opinion from our auditors, our business could be materially and adversely affected.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our ability to continue as a going concern is substantially dependent on the successful completion of this offering, the common stock offering and the management offering.  Even if we complete these offerings, our auditors may require additional evidence regarding our ability to reduce future operating costs and/or generate cash from operations.   In the event our auditors require and we are unable to provide them with this additional evidence, they may express doubt about our ability to continue as a going concern in their opinion on our financial statements as of December 31, 2008.  If our auditors express doubt about our ability to continue as a going concern, potential customers and suppliers may have concerns about doing business with us, investors may be unwilling to purchase our securities on terms which are acceptable to us, if at all, and the trading price of our common stock could decline significantly.  As a result, if we receive a “going concern” opinion from our auditors, our business could be materially and adversely affected.

Our outstanding warrants may be exercised in the future, which would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

As of February 25, 2009, we had outstanding warrants to purchase 1,778,819 shares of common stock.  We are also issuing warrants to purchase up to 431,320 shares of common stock in this offering. To the extent these warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to our stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of such shares.

No trading market for the warrants is expected to develop.

Although the warrants are registered for public sale, they will not be listed on the Nasdaq Global Market or any other exchange and we do not expect a trading market for the warrants to develop.  As a result, your ability to sell or otherwise transfer your warrants may be limited.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant.  We expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state for the issuance of common stock upon exercise of the warrant.  Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current.  However, we cannot assure you of this fact.  As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and incorporated by reference herein are forward-looking statements that relate to possible future events, our future performance and our future operations.  In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions.  These statements are only our predictions.  We cannot guarantee future results, levels of activities, performance or achievements.  Our actual results could differ materially from these forward-looking statements for many reasons, including the risks described from time to time in our SEC filings and those risks identified under the section entitled “Risk Factors” in this prospectus supplement and the accompanying base prospectus.  We are under no duty to update or revise any of the forward-looking statements or risk factors to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

Estimated net proceeds of this offering, assuming no exercise of the underwriter’s over-allotment option (1)	$3,623,000
Estimated net proceeds of this offering, assuming the underwriter’s over-allotment option is exercised in full (1)	$4,181,020
Estimated net proceeds of this offering, the common stock offering and the management offering, assuming no exercise of any underwriter’s overallotment option (1)	$9,454,300
Estimated net proceeds of this offering, the common stock offering and the management offering, assuming the underwriter’s overallotment options are exercised in full (1)	$10,812,909
_________________

(1)           After deducting a pro rata portion of an aggregate of $245,000 in estimated offering expenses payable by us for this offering, the unit offering and the common stock offering.

We intend to use the net proceeds from the sale of units in this offering and the net proceeds from the sale of common stock in the common stock offering and the management offering to fund working capital and for other general corporate purposes, including funding our research and our sales and marketing activities.

DILUTION

If you invest in our units, your ownership interest will be diluted to the extent of the difference between the offering price per unit and the net tangible book value per share of our common stock after this offering, the common stock offering and the management offering.  Our net tangible book value as of September 30, 2008 was approximately $10.1 million, or approximately $0.38 per share of common stock.  Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding.  Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of units in this offering and the net tangible book value per share of common stock immediately after the closing of this offering, the common stock offering and the management offering.  For purposes of this calculation, the entire purchase price for a unit sold pursuant to this offering is being allocated to the common stock contained in the unit.

After giving effect to the sale of the shares of common stock at an offering price of $1.875 per share in this offering (assuming no exercise of the over-allotment option), the sale of shares of common stock at an offering price of $1.665 per share in the common stock offering (assuming no exercise of the over-allotment option granted to the underwriter in that offering) and the sale of the shares of common stock at an offering price of $1.85 per share in the management offering, and after deducting the estimated offering expenses payable by us, our pro forma net tangible book value as of September 30, 2008 would have been approximately $19.6 million, or $0.60 per share of common stock.  This represents an immediate increase in net tangible book value of $0.22 per share to existing stockholders and an immediate dilution of $1.275 per share to new investors purchasing units in this offering at the offering price.

The following table illustrates this dilution on a per share basis:

Public offering price per unit in this offering		$1.875
Net tangible book value per share as of September 30, 2008	$0.38
Increase in net tangible book value attributable to this offering, the common stock offering and the management offering	$0.22
Pro forma net tangible book value per share as of September 30, 2008 after giving effect to this offering, the common stock offering and the management offering		$0.60
Dilution per share to new investors in this offering		$1.275

The calculations above are based on 26,672,906 shares of common stock outstanding as of September 30, 2008 and 32,667,869 shares of common stock outstanding as of September 30, 2008 after giving effect to the sale of the units in this offering and the sale of common stock in the common stock offering and the management offering.  This number excludes 6,475,104 shares of common stock subject to warrants, options and restricted stock units outstanding as of September 30, 2008 and 431,320 shares of common stock subject to the warrants to be issued in this offering.

DESCRIPTION OF COMMON STOCK

Upon consummation of the offering, the common stock offering and the management offering, 32,728,408 shares of common stock will be outstanding assuming no exercise of any over-allotment option and no exercise of the warrants included in the units.  For a description of our common stock, please see “Description of Capital Stock” in the accompanying base prospectus.

DESCRIPTION OF WARRANTS

Number of Warrants; Warrant Agent

After consummation of the offering, 431,320 warrants to purchase an aggregate of 431,320 shares of common stock will be outstanding, assuming no exercise of the over-allotment option.  Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.875 per share, commencing on March 3, 2009 and expiring on March 3, 2014.  The warrants are being issued pursuant to a Warrant Agreement entered into between us and American Stock Transfer and Trust Company, as warrant agent.  The warrants will be issued separately from the common stock included in the units offered hereby and may be transferred separately immediately thereafter.  Warrants may be in certificated form or represented by one or more book-entry certificates.

Exercise and Duration of Warrants

Warrants may be exercised by delivering, not later than 5:00 P.M., New York time, on any business day during the exercise period to the warrant agent the certificate representing the warrant or, in the case of book-entry warrants, the warrants being exercised free on the records of the Depositary Trust Company (DTC) to an account of the warrant agent at DTC along with a completed election to purchase and the payment of the exercise price for each warrant to be exercised by certified or official bank check or by bank wire transfer in immediately available funds.

If we are unable to issue the shares of common stock upon exercise of the warrants because the registration statement covering the shares is subject to a stop order or has had its effectiveness suspended or withdrawn or if we are otherwise unable to issue the shares, and no exemption from registration is available by virtue of a cashless exercise as described below or otherwise, the warrants will not be exercisable.  In such event, the warrants will not expire until five days after the date we are first able to issue the shares of common stock.  In no event may the warrants be net cash settled.

Cashless Exercise

If a registration statement, or an exemption from registration, is not available for the resale of the shares underlying the warrants, the warrants may also be exercised on a cashless basis pursuant to which the holder will receive a net number of shares of common stock determined according to the following formula:

Net number of shares  = (A x B) - (A x C)
                        B

where:

A = the total number of shares with respect to which the warrant is then being exercised;

B = the arithmetic average of the closing sale prices of the shares of common stock for the five consecutive trading days ending on the date immediately preceding the date of exercise; and

C = the exercise price then in effect.

Delivery of Shares Upon Exercise

Shares of common stock issuable upon exercise of the warrants will be issued to the holder no later than 5:00 P.M., New York time, on the third business day after the proper exercise of the warrants.  In lieu of delivering physical certificates representing shares of common stock issuable upon the exercise of warrants, if our transfer agent is participating in DTC’s Fast Automated Securities Transfer program, we will use our reasonable best efforts to cause the transfer agent to electronically transmit the shares by crediting the account of the registered holder’s prime broker with DTC or of a participant through DTC’s Deposit Withdrawal Agent Commission system.

Certain Adjustments

The exercise price and number of shares of common stock issuable on exercise of the warrants is subject to adjustment in the event of any stock split, reverse stock split, stock dividend, recapitalization, reorganization or similar transaction.  However, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.  In the event of a fundamental transaction involving our consolidation or merger with or into another entity where we are not the surviving entity, the sale or all or substantially all of our properties or assets or the reorganization, recapitalization or reclassification of our common stock, it is a condition to such fundamental transaction that any successor to us whose common stock is traded on an eligible market assume or remain bound by the warrants to deliver in exchange for the warrants a written instrument substantially similar to the warrants entitling the holder to acquire the successor’s capital stock at an exercise price that reflects the terms of the transaction.  In the event that the successor does not have common stock traded on an eligible market, a holder of warrants will be entitled to receive an instrument substantially similar to the warrants exercisable for the consideration that would have been issuable in the fundamental transaction had the warrants been exercised immediately prior thereto.

Limitations on Exercise

The number of Warrant Shares that may be acquired by the registered holder upon any exercise of warrants shall be limited to the extent necessary to insure that, following such exercise, the total number of shares of Common Stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 9.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). This restriction may not be waived.

No Rights as Shareholders

Warrant holders do not have the rights or privileges of holders of common stock, including voting rights, until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Amendments

The warrants provide that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity, to cure, correct or supplement any defective provision, or to add or change any other provisions that do not adversely affect the interest of the warrant holders.  All other changes require the written consent of the underwriter and the holders of a majority of the then outstanding warrants.

Fractional Shares

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up or down the number of common stock to be issued to the warrant holder to the nearest whole number of shares.

Transfer Taxes

We will not pay any stamp or other tax or governmental charge required to be paid in connection with any transfer involved in the issue of shares of common stock issuable upon the exercise of warrants.  In the event of any such transfer, we will not issue or deliver any shares until such tax or other charge shall have been paid or it has been established to our satisfaction that no such tax or other charge is due.

You should review a copy of the warrant agreement, which will be filed as an exhibit to a Current Report on Form 8-K on or about the date of this prospectus supplement, for a complete description of the terms and conditions of the warrants.

UNDERWRITING

We have entered into an underwriting agreement with Roth Capital Partners, LLC with respect to the units being offered by this prospectus supplement. Subject to certain conditions, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, 2,156,600 units.

If the underwriter sells units the above number, the underwriter has a 30-day option to buy up to an additional 323,490 units from us.  Any purchase of additional units pursuant to the overallotment option will be at the public offering price less the underwriting commissions and discounts.

The underwriting agreement provides that the obligation of the underwriter to purchase the units offered hereby is subject to certain conditions and that the underwriter is obligated to purchase all of the units offered hereby if any of the units are purchased.

The underwriter proposes to offer to the public the units purchased pursuant to the underwriting agreement at the public offering price on the cover page of this prospectus supplement. Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum discount or commission to be received by any FINRA member or independent broker/dealer may not be greater than 8.0% of the gross proceeds received by us from the sale of any securities being registered pursuant to SEC Rule 415. In connection with the sale of the units to be purchased by the underwriter, the underwriter will be deemed to have received compensation in the form of underwriting commissions and discounts.

The following table shows the underwriting discounts and commissions that are payable to the underwriter in connection with this offering, assuming no exercise of the over-allotment option.

	No exercise	Full exercise
Per unit	$0.15	$0.15
Total	$323,490	$372,014

We have also agreed to reimburse Roth Capital Partners LLC for certain out of pocket expenses incurred by it up to an aggregate of $75,000 with respect to this offering, the common stock offering and the management offering.

We estimate the total expenses of the offering, the common stock offering and the management offering to us, excluding underwriting commissions and discounts, to be approximately $245,000.

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the underwriter or such other indemnified parties may be required to make in respect of any such liabilities.

The underwriter has advised us that it may make short sales of our common stock in connection with this offering. Short sales involve the sale by the underwriter of a greater number of shares than it is required to purchase in the offering. The underwriter must close out any such short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market prior to the completion of the offering.

The underwriter has advised us that, pursuant to Regulation M under the Securities Act of 1933, as amended, it may engage in transactions, including stabilizing bids, which may have the effect of stabilizing or maintaining the market price of our common stock at a level above that which might otherwise prevail in the open market. A “stabilizing bid” is a bid for or the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of our common stock. Purchases to cover short positions and stabilizing transactions may have the effect of preventing or slowing a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriter has advised us that stabilizing bids and open market purchases may be effected on the NASDAQ Global Market or otherwise, and, if commenced, may be discontinued at any time.  The underwriter has advised us that it does not intend to engage in any stabilization activities with respect to the warrants.

In connection with this offering, the underwriter may engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Without the consent of the underwriter (which may be withheld or conditioned in its sole discretion), for a period of 60 days we have agreed not to lower the exercise price of our outstanding warrants, increase the number of shares of our common stock issuable upon the exercise of such outstanding warrants or extend the expiration date of such warrants, except an adjustment in the exercise price or the number of shares issuable upon the exercise price of the warrants occurring in accordance with the terms of the warrants as outstanding on the date hereof.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on the Internet sites or through other online services maintained by the underwriter and/or selling group members, if any, participating in the offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. Other than the prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriter’s or any selling group member’s website and any information contained in any other website maintained by the underwriter or any selling group member is not part of the prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that we are offering under this prospectus supplement.  It is important for you to read and consider all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.  This prospectus supplement incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities are sold.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 17, 2008;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2008, June 30, 2008 and September 30, 2008, filed on May 7, 2008, August 11, 2008 and November 10, 2008, respectively;

•	Current Reports on Form 8-K dated May 7, 2008, June 6, 2008 and December 4, 2008, filed on May 8, 2008, June 6, 2008 and December 4, 2008, respectively;

•	Proxy Statement dated July 7, 2008, as amended, used in connection with the annual meeting of shareholders on August 26, 2008; and

•	Form 8-A declared effective on November 30, 1993, registering our common stock, under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Any statement contained in a document filed before the date of this prospectus supplement and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or therein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Any information that we file after the date of this prospectus supplement with the SEC will automatically update and supersede the information contained in this prospectus supplement.  Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

Potential investors may obtain a copy of any of our SEC filings, excluding exhibits, without charge, by written or oral request directed to ParkerVision, Inc., Attention: Investor Relations, 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.

Prospectus

PARKERVISION, INC.

$25,000,000

COMMON STOCK, PREFERRED STOCK, WARRANTS AND DEBT SECURITIES

By this prospectus, we will offer and sell from time to time shares of our common stock and preferred stock, warrants and debt securities at an aggregate initial offering price not to exceed $25,000,000.  The debt securities that we may offer may consist of senior debt securities or subordinated debt securities, in each case consisting of notes or other evidence of indebtedness in one or more series.  The warrants that we may offer will consist of warrants to purchase any of the other securities that may be sold under this prospectus.  The securities offered under this prospectus may be offered separately, together, or in separate series, and in amounts, at prices and on terms to be determined at the time of sale. We will provide the specific terms of these securities in supplements to this prospectus.  You should read this prospectus and any supplements carefully before you invest.

We expect to use the net proceeds from the sale of the securities offered hereby to fund working capital, capital expenditures, operating losses and other general corporate purposes or to pay outstanding invoices for services or products supplied to us.

Our common stock is listed for trading on the NASDAQ Global Market under the symbol “PRKR.”  On January 2, 2009, the last reported sale price of our common stock was $2.90.

Investing in our securities involves a high degree of risk.  See the section entitled “Risk Factors” appearing on page 3 in this prospectus and elsewhere in any supplements for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate the sale of any securities unless accompanied by a prospectus supplement relating to the securities offered.

The date of this prospectus is January 5, 2009

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	3
NOTE ON FORWARD-LOOKING STATEMENTS	3
USE OF PROCEEDS	3
RATIO OF EARNINGS TO FIXED CHARGES	4
DESCRIPTION OF CAPITAL STOCK	4
DESCRIPTION OF WARRANTS	7
DESCRIPTION OF DEBT SECURITIES	9
PLAN OF DISTRIBUTION OF SHELF SECURITIES	15
LEGAL MATTERS	17
EXPERTS	17
WHERE YOU CAN FIND MORE INFORMATION	17

______________________________

You should rely only on the information contained or incorporated by reference in this prospectus.  We have not authorized anyone to provide you with different information.  We are not making an offer of these securities in any state where the offer is not permitted.

______________________________

i

PROSPECTUS SUMMARY

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process.  Under this shelf process, we may, from time to time, sell or issue any of the combination of securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $25,000,000.

This prospectus provides you with a general description of the securities we may offer.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read both this prospectus and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information.”

You should not assume that the information appearing in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.  You should not assume that the information contained in the documents incorporated by reference in this prospectus is accurate as of any date other than the respective dates of those documents.  Our business, financial condition, results of operations, and prospects may have changed since that date.

References in this prospectus to “ParkerVision,” “we,” “us” and “our” refer to ParkerVision, Inc., a Florida corporation.

Company Summary

General

We operate in the business of wireless technologies and products.  We are in the business of designing, developing and marketing our proprietary wireless radio frequency (“RF”) technologies for use in semiconductor circuits for wireless radio applications. Our primary business strategy is to license our technologies to chip suppliers and/or mobile handset manufacturers for the incorporation of our technologies into mobile handsets; however, we will also produce integrated circuits on a build-to-order basis for customers under supply agreements.  In addition, we have, from time to time, explored licensing and other opportunities outside the cellular industry to the extent that the applications are synergistic with our current development efforts.

We were incorporated under the laws of the State of Florida on August 22, 1989.  Our executive offices are located at 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.  Our telephone number is (904) 737-1367.

Initial Customer Agreements

In 2007 and 2008, we entered into three agreements for the incorporation of our technologies into RF products.

In May 2007, we executed an Engineering Services Agreement and a Licensing Agreement with ITT Corporation (“ITT”) for the design and use of our Direct2Power™, or d2p™, technology in applications worldwide. Under the agreements, we will be paid royalties on a per unit basis for products sold by ITT that incorporate our d2p technology. We are also providing engineering consulting and design services to ITT on a time and materials basis, as requested, for the development of products using our technology.

In December 2007, we entered into a Licensing and Engineering Services Agreement with a mobile handset chip supplier for the design and use of our d2p™ and our Direct2Data™, or d2d™, technologies in chipsets initially targeted for the 3G mobile handset market worldwide. Under the terms of the agreement, we will be paid royalties on a per unit basis for chipsets sold which incorporate one or both of our RF technologies.

In December 2008, we entered into a product and market development agreement with LG Innotek Co., Ltd. (“LGIT”), a division of LG Group.  Under the terms of the agreement, we and LGIT will work cooperatively to develop and market LGIT RF System-In-Package modules that incorporate ParkerVision’s patented RF integrated circuits for the reception, transmission and power amplification of RF carrier signals.  ParkerVision will supply LGIT with integrated circuits as tested, unpackaged dies under a supply agreement between the parties, the terms of which will be finalized as part of the program plan.  LGIT intends to sell the RF modules to existing and new customers for commercial HEDGE mobile handset and datacard applications.  HEDGE applications incorporate support for GSM, EDGE, WCDMA, and HSPA waveform standards, addressing 3G as well as legacy 2G and 2.5G applications.

Wireless Technologies

Our wireless technologies represent unique, proprietary methods for processing RF waveforms in wireless applications. The technology applies to the transmit (baseband data to an RF carrier signal) and receive (RF carrier signal to baseband data) functions of a radio transceiver. The transmit portion of the technology is called Direct2Power™, or d2p, and enables the transformation of a digital baseband signal to an RF carrier waveform, at the desired power output level, in a single unified operation. The receiver portion of the technology is called Direct2Data™, or d2d, and enables the direct conversion of an RF carrier to baseband data signal.

In the second half of 2005, we began educating prospective customers about the benefits of our technologies, with a focus on our d2p transmit technology. In 2006, we completed our first d2p integrated circuit (“IC”) which embodied many of the advancements of our technology and enabled us to begin demonstrating partially integrated prototypes. Throughout 2006 and 2007, we continued to further advance our prototype ICs while cultivating potential customer relationships. Our sales-related activities from 2006 to 2008 included prototype demonstrations of our increasingly integrated d2p platform, support of in-depth technical due-diligence by prospective customers, analysis of prospective customer product plans, delivery of initial proposals and terms, and, ultimately, negotiations of proposed business relationships. Our initial target customer base was limited to top tier mobile handset manufacturers. However, in 2006 and increasingly in 2007, mobile handset manufacturers were shifting RF innovation and developments to their chipset providers. Accordingly, we expanded our target customer base to include not only the mobile handset manufacturers, but also their component suppliers. In addition, we expanded our market awareness campaign to include network providers who are significant influencers to the OEMs in the mobile handset industry.

Although our primary target market is the mobile handset industry, we have explored potential relationships outside this target market to the extent that the requirements of the prospective customers are in concert with the needs of our primary target market. This exploration resulted in our first license agreement, with ITT Corporation in May 2007.  Subsequently, in December 2007 and December 2008, we entered into agreements for the development of products incorporating our technology with customers in our primary target market.

To date, we have generated no royalty revenue from licensing of our wireless RF technologies. Our ability to generate revenues sufficient to offset costs is subject to our ability to successfully support our customers in completing their initial product designs incorporating our technologies and expand our market opportunities through additional product offerings with our current customers and/or the addition of new customers such that we are able to secure a reasonable share of the market. We believe our technology has substantial advantages over competing technologies, especially in the third generation, or 3G, mobile handset market and generations that are likely to evolve beyond 3G, such as 4G mobile handset standards and applications.

Our unique technologies process the RF waveform in a more optimal manner than existing technologies, thereby allowing OEMs to create handsets that have extended battery life, more easily incorporate multiple air interface standards and frequencies in smaller form factors, and reduce manufacturing costs. Our technologies provide such attractive benefits, in part, because of the unique integrated circuit architecture which enables efficient digital circuit processing, eliminating many of the limitations of legacy analog processing.

Patents

We consider our intellectual property, including patents, patent applications, trademarks, and trade secrets to be significant to our competitive positioning. We have a program to file applications for and obtain patents, copyrights, and trademarks in the United States and in selected foreign countries where we believe filing for such protection is appropriate to establish and maintain our proprietary rights in our technology and products. As of December 31, 2008, we have obtained 65 U.S. and 32 foreign patents related to our RF technologies and have approximately 125 patent applications pending in the United States and other countries. Our patents have been issuing at a rate of approximately four to six new patents each quarter. We estimate the economic lives of our patents to be fifteen to twenty years.

RISK FACTORS

Any investment in our securities involves a high degree of risk.  Potential investors are urged to read and consider the risk factors relating to an investment in our company set forth in our SEC filings, including our annual report on Form 10-K for the year ended December 31, 2007 and the quarterly report on Form 10-Q for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus and incorporated by reference herein are forward-looking statements that relate to possible future events, our future performance and our future operations.  In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions.  These statements are only our predictions.  We cannot guarantee future results, levels of activities, performance or achievements.  Our actual results could differ materially from these forward-looking statements for many reasons, including the risks described from time to time in our SEC filings and those risks identified under sections entitled “Risk Factors” in any prospectus supplement.  We are under no duty to update or revise any of the forward-looking statements or risk factors to conform them to actual results or to changes in our expectations.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used to fund working capital, capital expenditures, acquisitions, operating losses and other general corporate purposes or to pay outstanding invoices for services or products supplied to us.

RATIO OF EARNINGS TO FIXED CHARGES

Our deficiency (excess) of earnings to fixed charges for the indicated periods are set forth below. The information set forth below should be read in conjunction with the financial information incorporated by reference herein.

(Amounts in thousands of dollars)

	For the Nine Months Ended September 30, 2008	For the Year Ended December 31, 2007	For the Year Ended December 31, 2006	For the Year Ended December 31, 2005	For the Year Ended December 31, 2004	For the Year Ended December 31, 2003

Total Earnings	$(17,192)	$(17,960)	$(15,598)	$(22,852)	$(22,360)	$(18,436)

Fixed charges	154	253	218	247	228	199

Ratio of earnings to fixed charges (A)	-	-	-	-	-	-

Deficiency of earnings to fixed charges	17,346	18,213	15,816	23,099	22,588	18,635

(A)	Due to our losses from continuing operations, the ratio coverage is less than 1:1.

This table sets forth our ratio of earnings to fixed charges on a historical basis for the periods indicated. The ratios are calculated by dividing earnings by fixed charges. For the purposes of computing the ratio of earnings to fixed charges, earnings consist of pretax losses from continuing operations plus fixed charges. Fixed charges consist of estimates of interest inherent in rental expense.

We had no shares of preferred stock outstanding for any period presented. As a result, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and our preferred stock is a summary. You should refer to our certificate of incorporation and our bylaws for the actual terms of our capital stock.

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, $0.01 par value per share. As of December 31, 2008 there were 26,716,080 shares of our common stock outstanding. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Common stockholders have the right to receive dividends when, as, and if declared by the board of directors from funds legally available therefore. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. Our common stock is subject to the express terms of our preferred stock and any series thereof.

Preferred Stock

We are authorized to issue up to 15,000,000 shares of preferred stock, $1.00 par value per share. As of December 31, 2008, there were no preferred shares issued or outstanding. The shares of preferred stock have such rights and preferences as our board of directors shall determine, from time to time. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisition and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discourage a third party from acquiring, a majority of our outstanding common stock. Our board of directors may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of our common stock or holders of other series of preferred stock.

If we offer a series of preferred stock, we will describe the specific terms of that series in a prospectus supplement, including:

•	the title of the series of preferred stock and the number of shares offered;

•	the price at which the preferred stock will be issued;

•	the dividend rate, if any, the dates on which the dividends will be payable and other terms relating to the payment of dividends on the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible into any other securities, and the terms and conditions of any such conversion;

•	the liquidation preference of the preferred stock; and

•	any additional rights, preferences and limitations of the preferred stock.

The description of the terms of a series of preferred stock to be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to that series of preferred stock. The registration statement of which this prospectus forms a part will include the certificate of designation as an exhibit or as a document incorporated by reference.

Any preferred stock will, when issued, be fully paid and non-assessable.

Series E Preferred Stock

On November 17, 2005, the board of directors designated 100,000 shares of authorized preferred stock as the Series E Preferred Stock in conjunction with its adoption of a Shareholder Protection Rights Plan (as described below).  As of December 31, 2008, there were no shares of this series issued and outstanding.  The following description of the Series E Preferred Stock, and any description of this series included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the certificate of designations, which was filed with the SEC on November 22, 2005 as Exhibit 4.02 to a Current Report on Form 8-K.

Certain rights of this series of preferred stock are defined in terms of a “Reference Package.”  The “Reference Package” is initially 10,000 shares of common stock, as adjusted for stock dividends, subdivisions and combinations.

The holders of full or fractional shares of this series are entitled to receive dividends, when and as declared by the board of directors, on each date that dividends or other distributions (other than dividends or distributions payable in our common stock) are payable on or in respect of common stock comprising part of the Reference Package, in an amount per whole share of this series equal to the aggregate amount of dividends or other distributions that would be payable on such date to a holder of the Reference Package.  In addition, on the last day of March, June, September and December in each year, the holders of this series are entitled to receive dividends in an amount per whole share of this series equal to the excess (if any) of $100 over the aggregate dividends paid per whole share of this series during the three-month period ending on such last day. Dividends on each full and each fractional share of this series are cumulative from the date such full or fractional share is originally issued.

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of full and fractional shares of this series shall be entitled, before any distribution or payment is made on any date to the holders of the common stock or any other stock of ours ranking junior to this series upon liquidation, to be paid in full an amount per whole share of this series equal to the greater of $100 or the aggregate amount distributed or to be distributed in connection with such liquidation, dissolution or winding up to a holder of the Reference Package, together with accrued dividends to such distribution or payment date, whether or not earned or declared.

This series shall rank junior to all other series or classes of our preferred stock, now existing or hereafter created, as to payment of dividends and the distribution of assets, unless the terms of any such other series or class shall provide otherwise.

Each whole share of this series shall, on any matter, vote as a class with any other capital stock comprising part of the Reference Package and voting on such matter and shall have the number of votes thereon that a holder of the Reference Package would have.

Shareholder Protection Rights Plan

On November 21, 2005, we adopted a Shareholder Protection Rights Agreement (“Rights Agreement”) pursuant to which we issued, on November 29, 2005, as a dividend, one right to acquire a fraction of a share of Series E Preferred Stock for each then outstanding share of common stock.  Each share of common stock issued by us after such date also has included, and any subsequent shares of common stock issued by us prior to the Separation Time (as defined in the Rights Agreement) will include, an attached right.  The following description of the Rights Agreement, and any description of the Rights Agreement included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the Rights Agreement, which was filed with the SEC on November 22, 2005 as Exhibit 4.01 to a Current Report on Form 8-K.

The principal objective of the Rights Agreement is to cause someone interested in acquiring us to negotiate with our board of directors rather than launch an unsolicited or hostile bid.  The Rights Agreement subjects a potential acquirer to substantial voting and economic dilution.

The rights initially are not exercisable and trade with our common stock.  In the future, the rights may become exercisable with various provisions that may discourage a takeover bid.  If a potential acquirer initiates a takeover bid or becomes the beneficial owner of 15% or more of our common stock, the rights will separate from the common stock.  Upon separation, the holders of the rights may exercise their rights at an exercise price of $45 per right (the “Exercise Price”), subject to adjustment and payable in cash.  Additionally, the rights have what are known as “flip-in” and “flip-over” provisions that could make any acquisition of us more costly to the potential acquirer. The “flip-in” provision provides that, in the event a potential acquirer acquires 15% or more of the outstanding shares of our common stock, upon payment of the exercise price, the holders of the rights will receive from us that number of shares of common stock having an aggregate market price equal to twice the Exercise Price, as adjusted. The “flip-over” provision allows the holder to purchase that number of shares of common/voting equity of a successor entity, if we are not the surviving corporation in a business combination, with an aggregate market price equal to twice the Exercise Price.

We have the right to substitute for any of our shares of common stock that we are obligated to issue, shares of Series E Preferred Stock at a ratio of one ten-thousandth of a share of Series E Preferred Stock for each share of common stock.

The rights may be redeemed upon approval of the board of directors at a redemption price of $0.01. The Rights Agreement expires on November 21, 2015.

Director Nominations; Special Meetings

Nominations for our board of directors may be made by our board or by any holder of common stock.  A shareholder entitled to vote for the election of directors may nominate a person for election as director only if the shareholder provides written notice of his nomination to our secretary not later than 120 days in advance of the same day and month that our proxy statement was released to shareholders in connection with the previous year’s annual meeting of shareholders or, if no annual meeting was held in the previous year, then by the end of the fiscal year to which the annual meeting in which the nomination will be made relates.  A special meeting of our shareholders may be called only by our board of directors or our chief executive officer.  These provisions and the board of directors’ right to issue shares of our preferred stock from time to time, in one or more classes or series without stockholder approval, are intended to enhance the likelihood of continuity and stability in the composition of the policies formulated by our board of directors. These provisions are also intended to discourage some tactics that may be used in proxy fights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, 59 Maiden Lane, Plaza Level, New York, New York 10038 and can be reached at (800) 937-5449.  The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock, common stock or debt securities, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent and us. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement. The following description, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the SEC in connection with any offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities purchasable upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the principal amount and price of debt securities that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Stock Warrants

The prospectus supplement relating to a particular issue of warrants exercisable for common stock or preferred stock will describe the terms of the common stock warrants and preferred stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares and price of common stock or preferred stock that may be purchased upon exercise of a warrant;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of common stock or preferred stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities or subordinated debt securities.  We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in a prospectus supplement.  Further information regarding the trustee may be provided in the prospectus supplement.  The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part.

The prospectus supplement will describe the particular terms of any debt securities we may offer and may supplement the terms summarized below.  The following summaries of the debt securities and the indentures are not complete.  We urge you to read the indentures filed as exhibits to the registration statement that includes this prospectus and the description of the additional terms of the debt securities included in the prospectus supplement.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series.  We may specify a maximum aggregate principal amount for the debt securities of any series.  The debt securities will have terms that are consistent with the indentures.  Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt.  Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made.

The indentures might not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and might not contain financial or similar restrictive covenants.  The indentures might not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities.  The description will include:

•	the title and form of the debt securities;

•	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

•
the date or dates on which we must repay the principal, the maturity date and the principal amount due at maturity and whether the securities will be offered at a price such that they will be deemed an “original issue discount”;

•	the person to whom any interest on a debt security of the series will be paid;

•	the rate or rates at which the debt securities will bear interest;

•	if any, the date or dates from which interest will accrue, and the dates on which we must pay interest;

•	the place or places where we must pay the principal and any premium or interest on the debt securities;

•	the terms and conditions on which we may redeem any debt security, if at all;

•	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

•	the denominations in which we may issue the debt securities;

•	the currency in which we will pay the principal of and any premium or interest on the debt securities and whether we may pay in property other than cash, including our securities;

•	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

•
whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	if applicable, that the debt securities are defeasible and the terms of such defeasance;

•	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our debt securities, preferred stock or common stock or other securities or property;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	the subordination provisions that will apply to any subordinated debt securities;

•
any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

•	any addition to or change in the covenants in the indentures; and

•	any other terms of the debt securities not inconsistent with the applicable indentures.

We may sell the debt securities at a substantial discount below their stated principal amount.  We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement.  An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated.  The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default.  In addition, we will describe U.S.  federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S.  dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for debt securities, preferred stock and common stock or other securities or property.  The conversion or exchange may be mandatory or may be at our option or at your option.  The prospectus supplement will describe how the amount of debt securities, number of shares of preferred stock and common stock or other securities or property to be received upon conversion or exchange would be calculated.

Subordination of Subordinated Debt Securities

The indebtedness underlying any subordinated debt securities will be payable only if all payments due under our senior indebtedness, as defined in the applicable indenture and any indenture supplement, including any outstanding senior debt securities, have been made.  If we distribute our assets to creditors upon any dissolution, winding-up, liquidation or reorganization or in bankruptcy, insolvency, receivership or similar proceedings, we must first pay all amounts due or to become due on all senior indebtedness before we pay the principal of, or any premium or interest on, the subordinated debt securities.  In the event the subordinated debt securities are accelerated because of an event of default, we may not make any payment on the subordinated debt securities until we have paid all senior indebtedness or the acceleration is rescinded.  If the payment of subordinated debt securities accelerates because of an event of default, we must promptly notify holders of senior indebtedness of the acceleration.

If we experience a bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors.  The indenture for subordinated debt securities may not limit our ability to incur additional senior indebtedness.

Form, Exchange and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise.  The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose.  We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.  We will name the transfer agent in the prospectus supplement.  We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption.  We are not required to register the transfer of or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series.  Each global security will be registered in the name of a depositary identified in the prospectus supplement.  We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

•	the depositary is unwilling or unable to continue as depositary; or

•	the depositary is no longer in good standing under the Exchange Act or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities.  Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities.  We will make all payments of principal, premium and interest on a global security to the depositary or its nominee.  The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form.  These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security.  The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.  Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and other matters relating to beneficial interests in a global security.  We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent.  Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement.  We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period.  Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

•	the successor assumes our obligations under the debt securities and the indentures; and

•	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

•	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

•	failure to pay any principal or deposit any sinking fund payment when due;

•
failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

•	events of bankruptcy, insolvency or reorganization; and

•	any other event of default specified in the prospectus supplement.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable.  The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity.  If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

•	the holder has previously given the trustee written notice of a continuing event of default;

•
the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

•	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

•
the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of notes may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected.  However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of notes;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

•	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures.  In limited circumstances, the trustee may set a record date.  To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series.  The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

•	to maintain a registrar and paying agents and hold monies for payment in trust;

•	to register the transfer or exchange of the notes; and

•	to replace mutilated, destroyed, lost or stolen notes.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option.  If we exercise either defeasance option, payment of the notes may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities.  We may only establish this trust if, among other things:

•	no event of default shall have occurred or be continuing;

•
in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

•
in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

•	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

PLAN OF DISTRIBUTION OF SHELF SECURITIES

We may sell or issue the shelf securities from time to time in any one or more of the following ways:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents; or

•	in payment of outstanding invoices for services or products supplied to us, to a limited number of persons or a single person.

Registration of the shelf securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.  For each offering of securities hereunder, we will describe the method of distribution of such securities, among other things, in a prospectus supplement.  A prospectus supplement will set forth the terms of the offering of the shelf securities, including:

•	the name or names of any underwriters and the respective amounts of any securities underwritten or purchased by each of them;

•	the name or names of any person or persons to whom we sell or issue any securities;

•	the initial public offering price and the proceeds we will receive;

•	any discounts, commissions or concessions allowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Only underwriters named in the prospectus supplement are deemed to be underwriters in connection with the shelf securities offered.

If underwriters are used in the sale of any shelf securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate.  Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased.  Any initial public offering price and any discounts or concessions allowed or paid to dealers may be changed from time to time.

The shelf securities may be sold or issued directly by us or through agents designated by us from time to time.  Any agent involved in the offer or sale of the securities in respect of which a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement.  Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by institutional investors, such as commercial banks and investment companies, to purchase the shelf securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future.  The conditions to these contracts and the commissions payable for solicitation of the contracts will be set forth in the applicable prospectus supplement.

We may issue shelf securities directly to service providers or suppliers in payment of outstanding invoices.

Agents and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the agents or underwriters may be required to make in respect of their liabilities.  Agents and underwriters may be our customers, engage in transactions with us, or perform services for us in the ordinary course of business.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market.  These transactions may include over allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering.  The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions.  These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher then the price that might otherwise prevail in the open market.  If commenced, these activities may be discontinued at any time.

Any underwriters who are qualified market makers may engage in passive market making transactions in the securities in accordance with Rule 103 of Regulation M.

Unless otherwise specified in the applicable prospectus supplement, securities offered under this prospectus will be a new issue and, other than the common stock, which is quoted on the NASDAQ Global Market, will have no established trading market. We may elect to list any other class or series of securities on an exchange, and in the case of the common stock, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity of the trading market for any of the securities.

We will bear all costs, expenses and fees associated with the registration of the shares of common stock.

LEGAL MATTERS

The validity of the securities offered will be passed on for us by our counsel, Graubard Miller, New York, New York.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered certified public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission.  Our SEC filings are available to the public over the Internet at the SEC’s web site at  http://www.sec.gov.  You may also read and copy any document we file at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  This prospectus incorporates by reference our documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until all of the securities are sold.

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed on March 17, 2008;

•	Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2008, June 30, 2008 and September 30, 2008, filed on May 7, 2008, August 11, 2008 and November 10, 2008, respectively;

•	Current Reports on Form 8-K dated May 7, 2008, June 6, 2008 and December 4, 2008, filed on May 8, 2008, June 6, 2008 and December 4, 2008, respectively;

•	Proxy Statement dated July 7, 2008, as amended, used in connection with the annual meeting of shareholders on August 26, 2008; and

•	Form 8-A declared effective on November 30, 1993, registering our common stock, under Section 12(g) of the Securities Exchange Act of 1934, as amended.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement.  Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file after the date of this prospectus with the SEC will automatically update and supersede the information contained in this prospectus.  Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

Potential investors may obtain a copy of any of our SEC filings, excluding exhibits, without charge, by written or oral request directed to ParkerVision, Inc., Attention: Investor Relations, 7915 Baymeadows Way, Suite 400, Jacksonville, Florida 32256.